Exhibit 99.1

PRESS RELEASE

RigNet Names Retired Admiral Jamie Barnett as Senior Vice President of Government Services

HOUSTON – January 7, 2019 (GLOBE NEWSWIRE) – RigNet, Inc. (NASDAQ: RNET), the leading provider of ultra-secure, intelligent broadband and networking solutions for distributed oil and gas operations, announced today the appointment of retired Adm. James Arden “Jamie” Barnett, Jr. as Senior Vice President of Government Services.

Barnett will lead the company’s efforts to build a meaningful business in the government sector by leveraging RigNet’s bundle of technology services: cyber security services, communications services, and artificial intelligence services based on real-time machine learning. He will report directly to RigNet CEO and President, Steven Pickett.

“I’m very excited to have Jamie join our executive team,” said Pickett. “We have a special role to play in this important market and Jamie is the ideal person to lead these efforts. His vast experience and leadership will spearhead the development of our government services business, enabling RigNet to provide unique solutions that will deliver more secure and effective communications in support of our nation’s critical infrastructure.”

Before joining RigNet, Admiral Barnett was a partner with Venable LLP, a regulatory law practice based in Washington D.C., where he chaired the telecommunications group. In 2015, he was named a Top Lawyer in Washington for Cybersecurity by Washingtonian Magazine. Prior to that, Barnett was the Senior Vice President for National Security Policy at the Potomac Institute for Policy Studies where he was responsible for the leadership in research studies and business development that focused on policy issues related to national security, cybersecurity, and homeland security. Barnett retired from the United States Navy as a Rear Adm. after serving 32 years as a surface warfare officer; his last duty assignment was Deputy Commander of the Navy Expeditionary Combat Command. Upon retiring from the Navy, Barnett was named Chief of the Federal Communications Commission’s Public Safety and Homeland Security Bureau. He was responsible for FCC activities related to public safety, cybersecurity, homeland security, and emergency management. He also led the effort to develop a nationwide, interoperable public safety broadband network for first responders: FirstNet.

“I found out about RigNet’s amazing set of capabilities while at Venable,” said Barnett. “I quickly realized how the brilliant combination of highly reliable remote broadband, intelligent networks, cybersecurity solutions, and tailored communications would be very attractive to government markets. I’m excited to translate RigNet’s success in the energy sector into customized solutions to meet the ever-increasing demands of government agencies. RigNet is simply very well positioned to develop a government services revenue stream with its unique services portfolio.”

15115 PARK ROW BLVD., SUITE 300, HOUSTON, TEXAS 77084 P: 281.674.0100 F: 281.674.0101 http://www.rig.net

Barnett attended the University of Mississippi where he earned a Juris Doctor degree and Bachelor of Arts in political science and was inducted into the university’s Student Hall of Fame.

RigNet (NASDAQ: RNET) is a global technology company providing customized communications services, applications, real-time machine learning, and cybersecurity solutions to enhance customer decision-making and business performance. RigNet delivers a digital transformation bundle that accelerates technology adoption and empowers customers to be always connected, always secure, and always learning. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, future opportunities, future financial performance and any other statements regarding RigNet’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. RigNet can give no assurance that such expectations will prove to have been correct. These statements are subject to, among other things, the risk factors that are discussed in RigNet’s most recent 10-K as well as RigNet’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected. Forward-looking statements speak only as of the day they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Media / Investor Relations Contact

Lee M. Ahlstrom	Tel: +1 (281) 674-0699
RigNet, Inc.	investor.relations@rig.net